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                                                                    Exhibit 3(i)

                   CERTIFICATE OF EIGHTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       CITADEL COMMUNICATIONS CORPORATION


         The undersigned, being the President and Secretary, respectively, of Citadel Communications Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Nevada, do hereby declare and state that:

         FIRST: The name of the Corporation is Citadel Communications Corporation; the date of filing of its original Certificate of Incorporation with the Nevada Secretary of State is March 24, 1993; the date of filing of the Certificate of Amendment to Certificate of Incorporation with the Nevada Secretary of State is April 30, 1993; the date of filing the Certificate of Second Amended and Restated Certificate of Incorporation with the Nevada Secretary of State is May 27, 1993; the date of filing the Certificate of Third Amended and Restated Certificate of Incorporation with the Nevada Secretary of State is October 1, 1993; the date of filing the Certificate of Amendment to Certificate of Incorporation is April 29, 1994; the date of filing the Certificate of Fourth Amended and Restated Certificate of Incorporation with the Nevada Secretary of State is December 21, 1994; the date of filing the Certificate of Fifth Amended and Restated Certificate of Incorporation with the Nevada Secretary of State is June 27, 1996; the date of filing the Certificate of Sixth Amended and Restated Certificate of Incorporation with the Nevada Secretary of State is December 31, 1996; the date of filing the Certificate of Seventh Amended and Restated Certificate of Incorporation with the Nevada Secretary of State is October 16, 1997 and the date of filing of the Certificate of Amendment to Certificate of Incorporation is November 3, 1997.

         SECOND: This Eighth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 78.385,
78.390 and 78.403 of the Nevada Revised Statutes. The stockholders of the Corporation have duly adopted a resolution to amend and restate the Certificate of Incorporation of the Corporation, as set forth in this Eighth Amended and Restated Certificate of Incorporation.

         THIRD: The text of the Certificate of Incorporation is hereby amended and restated to read as herein set forth in full:

                                    ARTICLE I
                             NAME OF THE CORPORATION

         The name of this corporation is Citadel Communications Corporation.
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                                   ARTICLE II
                     REGISTERED AGENT AND REGISTERED OFFICE

         The address of the Corporation's registered office in the State of Nevada is c/o The Corporation Trust Company of Nevada, One East First Street, City of Reno, County of Washoe, State of Nevada. The name of its resident agent at such address is The Corporation Trust Company of Nevada.

                                   ARTICLE III
                           PURPOSE OF THE CORPORATION

         The purpose of the Corporation is to engage in any or all lawful activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

                                   ARTICLE IV
                     CAPITAL STOCK - IN GENERAL; FCC MATTERS

         1. The total number of shares of capital stock which the Corporation shall have authority to issue is 219,033,122 shares, having a par value of $0.001 per share, of which 200,000,000 shares shall be Common Stock and 19,033,122 shares shall be Preferred Stock. Of the Preferred Stock so authorized, 19,013,122 shares shall be Series AA Convertible Preferred Stock and 20,000 shares shall be undesignated at this time. The designations, preferences, qualifications, limitations, restrictions and the special or relative rights in respect of each class of stock and, if applicable, each series thereof, shall be as hereinafter set forth, except as provided in a Certificate of Designation, as defined in Article VII. The shares of the Corporation, after the subscription price therefor has been paid, shall not be subject to assessment to pay the debts of the Corporation and no shares issued as fully paid up shall ever be assessable or assessed.

         2. In accordance with the Communications Act, and the FCC Regulations, the Board of Directors of the Corporation may (a) prohibit the ownership or voting of more than 20% of the Corporation's outstanding capital stock by or for the account of aliens or their representatives or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country (collectively "Aliens"), or by any other entity (i) that is subject to or deemed to be subject to management influence by Aliens or (ii) the equity of which is owned, controlled by, or held for the benefit of, Aliens in a manner that would cause the Corporation to be in violation of the Communications Act or the FCC Regulations; (b) prohibit any transfer of the Corporation's stock which would cause more than 20% of the Corporation's outstanding capital stock to be owned or voted by or for any person or entity designated in foregoing clause (a); and (c) prohibit the ownership, voting or transfer of any portion of its outstanding capital stock to the extent the ownership, voting or transfer of such portion would cause the Corporation to violate or otherwise result in violation of any provision of the Communications Act or the FCC Regulations. For


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purposes of this paragraph 2, the "Communications Act" shall mean the Federal
Communications Act of 1934, as amended, as in effect from time to time, and the "FCC Regulations" shall mean the rules, regulations or policies promulgated by the Federal Communications Commission and in effect from time to time. Notwithstanding any provisions contained herein to the contrary, if prior approvals must be obtained from the Federal Communications Commission (the "FCC Approvals"), (i) no stockholder shall possess any voting rights except as permitted by law; (ii) no stockholder may nominate, appoint or designate any member of the Board of Directors; and (iii) no stockholder shall be entitled to exercise any conversion rights or voting rights, until the FCC Approvals have been obtained.

                                    ARTICLE V
                                  COMMON STOCK

         1. Voting Rights. Except as otherwise provided in this Certificate or as otherwise required by applicable law, the holders of Common Stock shall be entitled to one vote for each share held by them on each matter on which they are entitled to vote.

         2. Dividends. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Common Stock and Series AA Convertible Preferred Stock shall be entitled to participate in such dividends ratably on a per share basis; provided that, if dividends are declared which are payable in shares of Common Stock or Series AA Convertible Preferred Stock, dividends shall be declared which are payable at the same rate on each class of stock and the dividends payable in shares shall be payable to holders in shares of the class of stock held. The right of the holders of Common Stock to receive dividends is subject to the preference, if any, of the Preferred Stock as provided in Article VII.

         3. Liquidation. Subject to the liquidation preferences of the Preferred Stock as provided in Articles VI and VII, the holders of Common Stock and the holders of Series AA Convertible Preferred Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock and the holders of Series AA Convertible Preferred Stock in any liquidation, dissolution or winding up of the Corporation.

         4. Stock Splits. If the Corporation in any manner subdivides or combines the outstanding shares of Series AA Convertible Preferred Stock, the outstanding shares of Common Stock shall be proportionately subdivided or combined in a similar manner.

         5. Merger or Consolidation. In the event of a merger or consolidation to which the Corporation is a party, holders of Common Stock and Series AA Convertible Preferred Stock shall be entitled to receive the same consideration, if any, for each share of Common Stock or Series AA Convertible Preferred Stock held.


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                                   ARTICLE VI
                      SERIES AA CONVERTIBLE PREFERRED STOCK

         1. Designation. Nineteen Million Thirteen Thousand One Hundred Twenty Two (19,013,122) shares of the Preferred Stock are designated as Series AA Convertible Preferred Stock.

         2. Voting Rights.

                  a. General. Except as otherwise provided in this Certificate or as otherwise required by applicable law, the holders of Series AA Convertible Preferred Stock shall be entitled to one vote for each share held by them on each matter on which they are entitled to vote. Except as otherwise provided in this Certificate or by applicable law, the holders of Series AA Convertible Preferred Stock shall possess full voting rights and power equal to the voting rights and powers of the holders of Common Stock and shall be entitled to notice of stockholders' meetings in accordance with the Bylaws of the Corporation. Except as otherwise provided in this Certificate or by applicable law, the holders of Series AA Convertible Preferred Stock shall vote together with the holders of Common Stock (and any other capital stock of the Corporation at that time entitled to thereto) as a single class on all matters upon which stockholders are entitled to vote such that each holder of Series AA Convertible Preferred Stock may vote pursuant to this paragraph 2a. as if each share of the Series AA Convertible Preferred Stock owned by such holder had been converted into a share of the Common Stock of the Corporation.

                  b. Class Vote. The holders of the Series AA Convertible Preferred Stock shall be entitled to vote as a single, separate class for the election and for the removal of the Class B Director (as defined in Article XI). Neither the holders of Common Stock nor holders of any other class of capital stock of the Corporation shall be entitled to vote for the election or for the removal of the Class B Director.

         3. Dividends. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Common Stock and Series AA Convertible Preferred Stock shall be entitled to participate in such dividends ratably on a per share basis; provided that, if dividends are declared which are payable in shares of Common Stock or Series AA Convertible Preferred Stock, dividends shall be declared which are payable at the same rate on each class of stock and the dividends payable in shares shall be payable to holders in shares of the class of stock held. The right of the holders of Series AA Convertible Preferred Stock to receive dividends is subject to the preference, if any, of the Preferred Stock as provided in Article VII.

         4. Liquidation.

                  a. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, subject to the liquidation preferences of the


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other Preferred Stock as provided in Article VII, before any payment or distribution of the assets of the Corporation (whether capital, surplus or earnings) or proceeds therefrom shall be made to or set apart for the holders of Common Stock, the holders of shares of Series AA Convertible Preferred Stock shall be entitled to receive payment of $0.001 per share (the "Liquidation Value") held by them. If upon any liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series AA Convertible Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series AA Convertible Preferred Stock held by each such holder. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 4a.

                  b. After payment of the Liquidation Value thereof, the holders of Series AA Convertible Preferred Stock and the holders of Common Stock will be entitled to participate ratably on a per share basis in all distributions to the holders of Series AA Convertible Preferred Stock or the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

         5. Stock Splits; Additional Issuances. If the Corporation in any manner subdivides or combines the outstanding shares of Common Stock, the outstanding shares of Series AA Convertible Preferred Stock shall be proportionately subdivided or combined in a similar manner. From and after the date on which this Eighth Amended and Restated Certificate of Incorporation and the Reclassification contemplated by Article VIII become effective, additional shares of Series AA Convertible Preferred Stock may only be issued on a pro rata basis to then record holders of shares of issued and outstanding Series AA Convertible Preferred Stock.

         6. Merger or Consolidation. In the event of a merger or consolidation to which the Corporation is a party, holders of Common Stock and Series AA Convertible Preferred Stock shall be entitled to receive the same consideration, if any, for each share of Common Stock or Series AA Convertible Preferred Stock held.

         7. Conversion.

                  a. Optional Conversion. Subject to and upon compliance with the provisions of this paragraph 7, any holder of Series AA Convertible Preferred Stock may, at any time and at its option, convert its shares of Series AA Convertible Preferred Stock, in whole or in part, into fully paid and nonassessable shares of Common Stock of the Corporation, at the conversion ratio specified herein.


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                  b. Mandatory Conversion Upon Transfer. In the event and at the time that voting and dispositive power with respect to a share of Series AA Convertible Preferred Stock are held by a person other than ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment Partners, L.P. or an affiliate of
ABRY Broadcast Partners II, L.P. or ABRY/Citadel Investment Partners, L.P., then such share of Series AA Convertible Preferred Stock shall be automatically converted, with or without action on the part of any holder, into fully paid and nonassessable shares of Common Stock of the Corporation, at the conversion ratio specified herein.

                  c. Mandatory Conversion Based on Aggregate Ownership. In the event and at the time that ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment Partners, L.P. and their respective affiliates, in the aggregate, no longer exercise sole or shared dispositive control over at least 50% of the shares of Series AA Convertible Preferred Stock that ABRY Broadcast Partners II, L.P. and ABRY/Citadel Investment Partners, L.P. beneficially own at the time this Eighth Amended and Restated Certificate of Incorporation becomes effective under Nevada law, then all outstanding shares of Series AA Convertible Preferred Stock shall be automatically converted, with or without action on the part of any holder, into fully paid and nonassessable shares of Common Stock of the Corporation, at the conversion ratio specified herein.

                  d. Conversion Ratio. Each of the shares of the Series AA Convertible Preferred Stock shall be convertible pursuant to this paragraph into one share of Common Stock.

                  e. Procedure for Optional Conversion. In order to convert shares of Series AA Convertible Preferred Stock, the holder of each share of Series AA Convertible Preferred Stock to be converted shall surrender the certificate or certificates evidencing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, accompanied by written notice to the Corporation at such office that such holder elects to convert such Series AA Convertible Preferred Stock. Shares of Series AA Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon conversion (the "Conversion Stock") shall be treated for all purposes as the record holder or holders of such Conversion Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver to such holder a certificate or certificates representing the Conversion Stock.

                  f. Corporation to Reserve Common Stock. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Series AA Convertible Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series AA Convertible Preferred Stock.


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                  g. Taxes on Conversions. The Corporation will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series AA Convertible Preferred Stock. The Corporation shall not, however, be required to pay any taxes which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the record holder of the shares of Series AA Convertible Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

                  h. Cancellation of Converted and Purchased Shares of Preferred Stock. All shares of Series AA Convertible Preferred Stock delivered for conversion shall be cancelled by the Corporation.

                  i. Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

                                   ARTICLE VII
                                 PREFERRED STOCK

         1. Undesignated Preferred Stock.

                  a. For the purposes of this Article VII, the term "Preferred Stock" does not include the Series AA Convertible Preferred Stock. The shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issuance of such class or series, adopted by the Board of Directors as hereinafter provided. All shares of the same class and series of Preferred Stock will be identical, but shares of different classes or series of Preferred Stock need not be identical or rank equally except as provided by law or herein.

                  b. Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article VII and to the limitations prescribed by Nevada law, to authorize the issue of one or more classes, or series thereof, of Preferred Stock and with respect to each such class or series to fix by the resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions


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thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

                           i. the maximum number of shares to constitute such
class or series, which may subsequently be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

                           ii. the dividend rate of such class or series, the
conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

                           iii. whether the shares of such class or series shall
be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                           iv. the terms and amount of any sinking fund
established for the purchase or redemption of the shares of such class or series;

                           v. whether or not the shares of such class or series
shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                           vi. the extent, if any, to which the holders of
shares of such class or series shall be entitled to vote with respect to the election of directors or otherwise;

                           vii. the restrictions, if any, on the issue or
reissue of any additional shares of Preferred Stock;

                           viii. whether or not the issue of any additional
shares of any such class or series or of any other class or series in addition to such class or series shall be subject to restrictions in addition to the restrictions, if any, on the issue of additional shares imposed in the resolution or resolutions fixing the terms of any outstanding class or series of Preferred Stock theretofore issued pursuant to this Article VII and, if subject to additional restrictions, the extent of such additional restrictions; and

                           ix. the rights of the holders of the shares of such
class or series upon the dissolution, liquidation or winding up of, or upon the distribution of assets of, the Corporation.


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                  c. For purposes of this Article VII, the voluntary sale,
conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                  d. The Board of Directors of the Corporation is further expressly vested with the authority to make the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any class or series of Preferred Stock dependent upon facts ascertainable outside this Certificate of Incorporation or of any amendment hereto, or outside the resolutions or resolutions providing for the issuance of such stock adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the Corporation.

                  e. Any specification for a class or series of Preferred Stock of designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, pursuant to this Article VII shall be defined in this Certificate of Incorporation as a "Certificate of Designation."

                  f. Before any dividends shall be declared or paid or any distribution ordered or made upon the Common Stock (other than a dividend payable in Common Stock) or the Series AA Convertible Preferred Stock (other than a dividend payable in Series AA Convertible Preferred Stock), the Corporation shall comply with the dividend and sinking fund provisions, if any, of any resolution or resolutions providing for the issuance of any class or series of Preferred Stock any shares of which shall at the time be outstanding. Subject to the foregoing sentence, the holders of Common Stock and Series AA Convertible Preferred Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all classes and series, to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation.

                                  ARTICLE VIII
                                RECLASSIFICATION

         1. On the date this Eighth Amended and Restated Certificate of Incorporation becomes effective, without further action of the Corporation or the holder thereof:

                  a. each share of Class A Common Stock of the Corporation then issued and outstanding shall automatically be converted into 3.000 fully paid and nonassessable shares of Common Stock;


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                  b. each share of Class B Common Stock of the Corporation then issued and outstanding shall automatically be converted into 3.000 fully paid and nonassessable shares of Common Stock;

                  c. each share of Class C Common Stock of the Corporation then issued and outstanding shall automatically be converted into 3.000 fully paid and nonassessable shares of Common Stock;

                  d. each share of Series A Convertible Preferred Stock of the Corporation then issued and outstanding shall automatically be converted into
3.000 fully paid and nonassessable shares of Common Stock;

                  e. each share of Series B Convertible Preferred Stock of the Corporation then issued and outstanding shall automatically be converted into
3.000 fully paid and nonassessable shares of Common Stock;

                  f. each share of Series C Convertible Preferred Stock of the Corporation then issued and outstanding shall automatically be converted into
3.000 fully paid and nonassessable shares of Series AA Convertible Preferred Stock;

                  g. each share of Series D Convertible Preferred Stock of the Corporation then issued and outstanding shall automatically be converted into
3.000 fully paid and nonassessable shares of Series AA Convertible Preferred Stock;

                  h. each share of Series E Convertible Preferred Stock of the Corporation then issued and outstanding shall automatically be converted into
3.000 fully paid and nonassessable shares of Common Stock;

                  i. each share of Series F Convertible Preferred Stock of the Corporation then issued and outstanding shall automatically be converted into
3.000 fully paid and nonassessable shares of Common Stock; and

                  j. each share of Series G Convertible Preferred Stock of the Corporation then issued and outstanding shall automatically be converted into
3.000 fully paid and nonassessable shares of Common Stock.

         2. Each stockholder shall deliver to the Corporation his, her or its stock certificates representing shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and Series G Convertible Preferred Stock (collectively, the "Old Stock") and the proper officers of the Corporation shall execute, issue and deliver to each such stockholders certificates representing the reclassified shares of Old Stock. Until delivery by such stockholders, a certificate


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representing Old Stock will represent the shares of Common Stock or Series AA
Convertible Stock into which the shares represented by such certificate have been converted hereunder.

                                   ARTICLE IX
                               BOARD OF DIRECTORS

         1. Number of Directors.

                  a. The members of the governing board of the Corporation shall be styled as directors. For so long as any shares of Series AA Convertible Preferred Stock are outstanding, such Board of Directors shall consist of one Class B Director elected by the holders of the Series AA Convertible Preferred Stock and up to six Class A Directors elected by the holders of all classes of capital stock of the Corporation entitled to vote for the election of directors, which number of Class A Directors may be fixed from time to time pursuant to the provisions contained in the Bylaws of the Corporation. The directors' names and addresses are set forth below:

Class A Directors:

Lawrence R. Wilson
1015 Eastman Drive
Bigfork, MT  59911

John E. von Schlegell
The Endeavour Capital Fund
Limited Partnership
4380 SW Macadam, Suite 460
Portland, OR  97201

Scott E. Smith
Baker, Fentress & Company
200 West Madison Street
Suite 3510
Chicago, IL 60606

Ted L. Snider, Sr.
571 Valley Club Circle
Little Rock, AR  72212

Class B Director:

Patricia Diaz Dennis
SBC Communications, Inc.
Legal Department
175 East Houston, Room 4-A-70
San Antonio, TX  78205

                  b. At such time that there are no shares of Series AA Convertible Preferred Stock outstanding, the Board of Directors shall consist of up to seven directors of the same class, which number of directors may be fixed from time to time pursuant to the provisions contained in the Bylaws of the Corporation.


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         2. Term. Each director shall serve until his or her successor is elected and qualified or until his or her earlier resignation, retirement, disqualification, removal from office or death.

         3. Removal. Class A Directors may be removed from office only for cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company then entitled to vote at an election of directors. The Class B Director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the outstanding shares of Series AA Convertible Preferred Stock. Removal action may be taken at any stockholders' meeting with respect to which notice of such purpose has been given, and a removed director's successor may be elected at the same meeting to serve the unexpired term.

         4. Vacancies. A Class A Director vacancy occurring on the board, however occurring, whether by increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise, may be filled, until the next election of directors, either by a vote of the stockholders or by the affirmative vote of at least a majority of the total number of directors then remaining in office, though they may constitute less than a quorum of the Board. A Class B Director vacancy occurring on the board, however occurring, whether by death, resignation, retirement, disqualification, removal from office or otherwise, may be filled, until the next election of directors, by a vote of the holders of the Series AA Convertible Preferred Stock.

         5. Election of Directors by Holders of Preferred Stock. Whenever the holders of any one or more classes of Preferred Stock or series thereof issued by the Company other than the Series AA Convertible Preferred Stock shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the number of such directors, and the election, term of office, filling of vacancies and other features of each such directorship, shall be governed by the terms of this Certificate of Incorporation and any Certificate of Designation applicable thereto.

                                    ARTICLE X
                                    LIABILITY

         To the full extent permitted by the General Corporation Law of the State of Nevada in effect from time to time and to no greater extent, no officer or member of the Board of Directors shall be liable for monetary damages for breach of fiduciary duty in his or her capacity as an officer or a director in any action brought by or on behalf of the Corporation or any of its stockholders.


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                                   ARTICLE XI
                                 INDEMNIFICATION

         To the full extent permitted by law, the Corporation shall indemnify any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as director at the request of the Corporation or any predecessor of the Corporation.

                                   ARTICLE XII
                                    DURATION

         The duration of the Corporation shall be perpetual.

                                  ARTICLE XIII
                              NO PREEMPTIVE RIGHTS

         The stockholders of the Corporation shall have no preemptive rights.

DATED: as of June 24, 1998

                                     * * * *


                      [SIGNATURES APPEAR ON FOLLOWING PAGE]


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                                              CITADEL COMMUNICATIONS
                                              CORPORATION, a Nevada corporation


                                              By:/s/ Lawrence R. Wilson
                                                 -------------------------------
                                                     Lawrence R. Wilson
                                                     President


                                              By:/s/ Donna L. Heffner
                                                 -------------------------------
                                                     Donna L. Heffner
                                                     Secretary



STATE OF New York                                    )
                                                     )        SS:
COUNTY OF Suffolk                                    )

         The foregoing instrument was acknowledged before me this 24 day of June, 1998, by Lawrence R. Wilson, President of Citadel Communications Corporation.

                                                 /s/ Lisa S. Guerra
                                                 -------------------------------
                                                 Notary Public

My Commission Expires:



STATE OF New York                                    )
                                                     )        SS:
COUNTY OF Suffolk                                    )

         The foregoing instrument was acknowledged before me this 24 day of June, 1998, by Donna L. Heffner, Secretary of Citadel Communications Corporation.

                                                 /s/ Lisa S. Guerra
                                                 -------------------------------
                                                 Notary Public

My Commission Expires:


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